                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))

/ / Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
   Section 240.14a-12

                                  CONRAIL INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

          /X/ No fee required.

          / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.

             (1) Title of each class of securities to which transaction applies:

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             (2) Aggregate number of securities to which transaction applies:

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             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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             (4) Proposed maximum aggregate value of transaction:

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             (5) Total fee paid:

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          / / Fee paid previously with preliminary materials.

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          / / Check box if any part of the fee is offset as provided by Exchange
              Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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             (1) Amount Previously Paid:

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             (2) Form, Schedule or Registration Statement No.:

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             (3) Filing Party:

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             (4) Date Filed:

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

                                  CONRAIL INC.
                               2001 MARKET STREET
                              TWO COMMERCE SQUARE
                     PHILADELPHIA, PENNSYLVANIA 19101-1417

                                                                October 26, 1996

Dear Shareholder:

On behalf of the Board of Directors and Officers of Conrail Inc., we would like to invite you to attend a Special Meeting of Shareholders to be held on Thursday, November 14, 1996, at 9:30 a.m., Eastern Standard Time at [ ].

As previously announced, Conrail and CSX Corporation have entered into a Merger Agreement providing for a merger of equals of the companies. We believe the merger will create the leading freight transportation and logistics company in the world. In the transaction 40% of the shares of Conrail common stock and ESOP preferred stock would be acquired for cash at $92.50 per share, and the remaining 60% would be acquired for CSX stock at an exchange ratio of 1.85619 CSX shares for each Conrail share. Your Board of Directors has unanimously approved the Merger Agreement.

As part of the transaction, CSX has commenced a cash tender offer at $92.50 per share for an aggregate of approximately 19.9% of the outstanding Conrail shares. A Pennsylvania statute effectively precludes CSX from acquiring 20% or more of Conrail's shares in the tender offer or otherwise, unless the Conrail shareholders vote to amend the Conrail Articles of Incorporation to opt out of such statute.

At the meeting, shareholders will be asked to approve an amendment to Conrail's Articles of Incorporation to opt out of the Pennsylvania statute so that CSX can acquire for cash 40% of the shares of Conrail common and ESOP preferred stock as provided in the Merger Agreement. If the amendment is approved, CSX would be able to either increase the number of shares subject to its current tender offer, or commence a new tender offer, in each case so as to purchase 40% of the shares for cash.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION. We believe it is in the shareholders' best interests to have the opportunity to receive cash in the near-term through one or more tender offers rather than have to wait until the merger is consummated. The attached proxy statement contains important information which you should read carefully.

As soon as possible, please complete the top part of the enclosed proxy card, detach the completed portion and return it in the enclosed postpaid return envelope, to ensure that your shares will be voted at the meeting. Voting your shares by proxy does not prevent you from voting your shares in person should you decide to attend the meeting. If you have any questions regarding the Special Meeting or need assistance in voting, please contact our proxy solicitor, D.F. King & Co., Inc., at 1-800-549-6746. Thank you for your continued support.

                                          Sincerely,

                                          /s/ David M. LeVan
                                          David M. LeVan
                                          Chairman, President and
                                          Chief Executive Officer

                                  CONRAIL INC.
                               2001 MARKET STREET
                              TWO COMMERCE SQUARE
                     PHILADELPHIA, PENNSYLVANIA 19101-1417

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 14, 1996

To Our Shareholders:

     Notice is hereby given that a Special Meeting (the "Special Meeting") of
Shareholders of Conrail Inc. ("Conrail") will be held at                     on
Thursday, November 14, 1996, at 9:30 a.m., Eastern Standard Time, for the following purpose:

     To approve an amendment to Conrail's Articles of Incorporation which would cause the provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, to no longer be applicable to Conrail, and to authorize the Board of Directors, in its discretion, to direct certain executive officers of Conrail to file or not file such Articles of Amendment if the Board determines such action to be in the best interests of Conrail.

     Only those shareholders of record as of the close of business on October 25, 1996, will be entitled to vote at the Special Meeting. A majority of the outstanding shares of Conrail Common Stock and Series A ESOP Convertible Junior Preferred Stock entitled to vote, considered as a single class, is required for a quorum. For purposes of any meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen days because of an absence of a quorum, the shareholders entitled to vote who attend such an adjourned meeting, although less than a quorum, shall nevertheless constitute a quorum for the purposes of acting on any matter set forth in this Notice.

October 26, 1996                          By Order of the Board of Directors

                                          /s/ James D. McGeehan
                                          ---------------------
                                          James D. McGeehan
                                          Corporate Secretary

IMPORTANT NOTICE

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ACCOMPANYING PROXY IN THE RETURN ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. ANY PERSON GIVING A PROXY AS PROVIDED HEREIN HAS THE POWER TO REVOKE IT PRIOR TO ITS EXERCISE, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY THEN REVOKE SUCH PROXY AND VOTE IN PERSON.

                                  CONRAIL INC.
                               2001 MARKET STREET
                              TWO COMMERCE SQUARE
                     PHILADELPHIA, PENNSYLVANIA 19101-1417

              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 14, 1996

     This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Conrail Inc., a Pennsylvania corporation with its principal executive offices located at the address set forth above ("Conrail"), of proxies for use at a Special Meeting (the "Special Meeting") of
Shareholders to be held at                     , on Thursday, November 14, 1996,
at 9:30 a.m., Eastern Standard Time, and at any adjournments thereof. A form of proxy for holders of the Common Stock of Conrail, par value $1.00 per share (the "Common Stock"), and Series A ESOP Convertible Junior Preferred Stock, without par value ("ESOP Stock" and, together with the Common Stock and associated common stock purchase rights, the "Shares"), is being furnished for use at the Special Meeting. The holders of Common Stock vote together as a class with the holders of the ESOP Stock. This Proxy Statement and the form of proxy are first being mailed on October 26, 1996, or as soon as practicable thereafter, to all shareholders entitled to vote at the Special Meeting.

     In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telegraph by the officers, directors and employees of Conrail. Brokerage firms will be requested to forward proxy materials to beneficial owners of Shares registered in their names and will be reimbursed for their expenses. In addition, Conrail has retained D.F. King & Co., Inc. to assist in the solicitation of proxies, either in person or
by mail, telephone or telegram, at an estimated cost of $          plus
expenses. The cost of solicitation will be paid by Conrail.

     VOTING AND REVOCATION OF PROXIES. Execution of the accompanying proxy card will not affect a shareholder's right to attend the Special Meeting and vote in person. Any shareholder who has executed a proxy and wishes to vote in person at the Special Meeting must deliver a written notice revoking that proxy to the Corporate Secretary of Conrail before the proxy is voted. A shareholder may also revoke a proxy by duly executing a proxy bearing a later date. If no direction is given, proxies for shares of Common Stock will be voted in accordance with the recommendations of the Board as set forth in this Proxy Statement. Proxies for Shares that have been allocated to individual shareholder-participants pursuant to the Consolidated Rail Corporation Matched Savings Plan (the "ESOP") will be voted in accordance with that shareholder-participant's direction. All shares of ESOP Stock that have not been allocated to an individual shareholder-participant, and all shares of ESOP Stock that have been so allocated but as to which no voting instructions have been received by Fidelity Management Trust Company, as trustee (the "Trustee") of the ESOP, shall, in accordance with the Trust Agreement between Consolidated Rail Corporation and the Trustee, be voted in the same manner and proportion as are the shares of ESOP Stock for which valid instructions are received. In addition, shares held under Conrail's Employee Benefits Trust will be voted by the trustee thereof in the same manner and proportion as are the shares of ESOP Stock for which valid instructions are received.

     The Board knows of no matters likely to be brought before the Special Meeting other than the Proposal (as defined below) described in this Proxy Statement. If any other matters, not now known or determined, properly come before the Special Meeting or any adjournment thereof, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgment in such matters pursuant to the discretionary authority granted in the proxy.

     VOTE REQUIRED. Each Share entitles the holder thereof to one vote on all matters that may properly come before the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and ESOP Stock, considered as a single class, is necessary to constitute a quorum at the Special Meeting. In order for the Proposal to be approved, assuming the presence of a quorum at the Special Meeting, a majority of the votes cast at the Special Meeting must be voted FOR the Proposal.

     RECORD DATE AND OUTSTANDING SHARES. Pursuant to Conrail's By-laws, the Board has fixed the close of business on October 25, 1996, as the time for determining shareholders of record entitled to notice of, and to vote at, the
Special Meeting. As of the close of business on October   , 1996, there were
issued and outstanding      shares of Common Stock and      shares of ESOP
Stock.

                                  THE PROPOSAL

     On October 14, 1996, Conrail entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Conrail, Green Acquisition Corp., a Pennsylvania corporation ("Purchaser"), and CSX Corporation, a Virginia corporation ("CSX"), providing for the merger (the "Merger") of Conrail with and into Purchaser. The Merger Agreement provides for a business combination in which 40% of the Shares, on a fully diluted basis, would be acquired for cash at $92.50 per Share, and the remaining 60% would be acquired for stock at an exchange ratio (the "Exchange Ratio") of 1.85619 CSX shares for each Share. Pursuant to the Merger Agreement, CSX commenced a tender offer (the "Tender Offer") on October 16, 1996, to purchase 19.9% of the outstanding Shares. The terms and conditions of the Tender Offer are set forth in an Offer to Purchase (the "Offer to Purchase") which has been filed by CSX as an exhibit to a
Schedule 14D-1 filed with the Securities and Exchange Commission (the "SEC"). Further, Conrail has filed a Schedule 14D-9 (the "Schedule 14D-9") with the SEC, in which Conrail sets forth its reasons for entering into the Merger Agreement. A copy of the Offer to Purchase and the Schedule 14D-9 are enclosed herewith and should be read carefully.

     The Tender Offer is for 19.9% of the Shares, rather than 40%, because, as described below, certain provisions of Pennsylvania law effectively preclude (as described below) CSX from purchasing 20% or more of the Shares in the Tender Offer or in any other manner (except in the Merger). The purpose of the proposal set forth below (the "Proposal") is to permit Conrail to opt out of such provisions of Pennsylvania law so that CSX can purchase 40% of the fully diluted Shares for $92.50 per share in cash. As described in the Tender Offer, if CSX acquires 40% of the Shares, such Shares will be required to be voted for the Merger and, therefore, the approval of the Merger by the Conrail shareholders will be virtually certain. In addition, CSX has an option (the "Option"), more fully described below, to purchase 15,955,477 shares of Common Stock, exercisable under certain circumstances, including its purchase of Shares under the Tender Offer. If CSX acquires 40% of the Shares and the Option is exercised, the approval of the Merger by the Conrail shareholders would be certain. Therefore, if the Proposal is adopted, CSX would be in a position to acquire up to 40% of the fully diluted Shares, and to exercise an option that would bring its interest up to approximately 50%, and CSX could itself cause the Merger to be approved without the vote of any other Conrail shareholders.

     The Board of Directors believes that the Conrail shareholders should have the opportunity to receive cash in the near-term for 40% of the Shares, and has therefore approved the following resolutions and directed that they be submitted to a vote of the shareholders at the Special Meeting:

     An amendment (the "Amendment") of the Articles of Incorporation of Conrail is hereby approved and adopted, by which, upon the effectiveness of such amendment, Article Ten thereof will be amended and restated in its entirety as follows: "Subchapter E, Subchapter G and Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the Corporation."; and further, that the Board of Directors of Conrail, in its discretion, shall be authorized to direct certain executive officers of Conrail to file or not file the Articles of Amendment of Conrail's Articles of Incorporation reflecting such Amendment or to terminate the Articles of Amendment prior to their effective date, if the Board determines such action to be in the best interests of Conrail.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

     Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania Statute"), generally provides that any holder of voting shares of a Pennsylvania registered corporation that becomes the subject of a control transaction (as described below) is entitled to receive cash for each of such person's voting shares in an amount equal to the "fair value" of each voting share as of the date on which such control transaction occurred. Although the Pennsylvania Statute provides for a judicial appraisal procedure, "fair value" is defined to be not less than the highest price per share paid by the acquiror in a control transaction at any time during the 90-day period ending on and including the date of the control transaction, plus, to the extent not reflected in such price paid, an increment representing any value, including, without limitation, any proportion of any value payable for control of such corporation. A control transaction is the acquisition by a person (or group of persons acting in concert) of voting power over voting shares of a registered corporation which would entitle the holders of such shares to cast 20% or more of the votes that all shareholders would be entitled to cast in an election of directors of such corporation.

     Because of the Pennsylvania Statute, CSX could not purchase 20% or more of the Shares in a tender offer or other transaction (other than the Merger) without all holders of Shares having the right to put the Shares to CSX for at least $92.50 in cash. As a result, unless the Conrail shareholders approve the Proposal, the cash payable for 40% of the Shares under the Merger Agreement could not be paid in the Tender Offer in the near-term, but would instead be paid in the subsequent Merger if the Merger is approved by the shareholders of Conrail and CSX. The Board of Directors believes it is in the best interests of shareholders that they have the opportunity to receive cash for 40% of their Shares in the near-term rather than having to wait for consummation of the Merger (which, as described in the Offer to Purchase, could take a significant amount of time).

     Pursuant to the Merger Agreement and in order to facilitate the transactions contemplated thereby, if the Proposal is approved, Conrail would be required to file the Amendment with the Pennsylvania Department of State so as to permit the acquisition by CSX of in excess of 20% of the Shares, such filing to be made and effective immediately prior to such acquisition. If CSX is not in a position to make such acquisition (because, for example, Shares have not been tendered to CSX), Conrail is not required to make such filing (although approval of the Proposal will authorize Conrail to do so) and Conrail does not currently intend to make such filing unless it is required under the Merger Agreement to permit CSX to acquire in excess of 20% of the Shares. If the Proposal is approved and the Amendment is filed and effective, CSX will be entitled to (i) increase the number of Shares to which the Tender Offer applies to 40% of the Shares or (ii) commence a second tender offer for an additional number of Shares (the "Second Tender Offer") for at least the same $92.50 price and otherwise on terms and conditions no less favorable to shareholders than the Tender Offer, such that the Shares acquired in such Second Tender Offer, together with the Shares acquired in the Tender Offer, will equal 40% of the fully diluted Shares. If the Proposal is approved and the Amendment is effective, subject to certain limitations set forth in the Merger Agreement, Conrail can require CSX to go forward with the Second Tender Offer. All Shares acquired by CSX or its affiliates upon consummation of the Tender Offer and the Second Tender Offer, if applicable, upon exercise of the Option or otherwise will be deposited into a voting trust (the "Voting Trust"). The Voting Trust will be required to vote any such Shares in favor of the Merger (and against any competing transaction) at a special meeting of the holders of Shares. If CSX is able to acquire 40% of the Shares through the Tender Offer and the Second Tender Offer, if applicable, the approval of the Merger by a majority of votes cast at a special meeting of the holders of Shares will be virtually certain.

     Further, the Merger Agreement provides that CSX may exercise the Option to purchase 15,955,477 shares of Common Stock pursuant to the Conrail Stock Option Agreement, dated as of October 14, 1996, between CSX and Conrail, if CSX consummates the Tender Offer. If CSX acquires 40% of the Shares of Conrail through the Tender Offer and the Second Tender Offer, if applicable, and exercises the Option, the Voting Trust will then hold approximately 50% of the Shares and will cast its votes to approve the Merger, which number of votes will be sufficient to approve the Merger regardless of the votes of other shareholders. Therefore, approval of the Proposal would assure that the Merger will be approved by Conrail's shareholders if sufficient Shares are tendered in the Tender Offer and the Second Tender Offer, if applicable.

    APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY ALL SHAREHOLDERS ENTITLED TO VOTE THEREON. THE BOARD OF
           DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

     VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. To Conrail's knowledge, the only persons (or "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), who, as of
October      , 1996, owned beneficially more than 5% of any class of Conrail's voting securities are listed in the following table:

  TITLE OF              NAME AND ADDRESS OF                  ACCOUNT AND NATURE OF           PERCENT
    CLASS                 BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP           OF CLASS
-------------    ----------------------------------    ----------------------------------    --------
Common Stock     FMR Corp.                             (1)                                          %
                 82 Devonshire Street
                 Boston, MA 02109
Common Stock     The Capital Group Companies, Inc.     (2)                                          %
                 333 S. Hope Street
                 Los Angeles, CA 90071
Common Stock     Mellon Bank, N.A.                     4,382,935 shares, solely in its              %
                 Suite 3346                            capacity as trustee of the
                 Pittsburgh, PA 15258-0001             Conrail, Inc. Employee Benefits
                                                       Trust(3)
ESOP Stock       Fidelity Management Trust Company     9,571,086 shares, solely in its              %
                 82 Devonshire Street                  capacity as Trustee of the ESOP(4)
                 Boston, MA 02109

---------------

(1) Based on information provided to Conrail from First Chicago Trust Company of
    New York, the transfer agent for Conrail. These shares represent   % of
    Conrail's total voting securities.

(2) Based on information provided to Conrail from First Chicago Trust Company of
    New York, the transfer agent for Conrail. These shares represent   % of
    Conrail's total voting securities.

(3) These shares represent   % of Conrail's total voting securities.

(4) Shares of ESOP Stock are convertible into shares of Common Stock at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of shares of ESOP Stock is deemed to be ownership of an equal number of shares of Common Stock. These shares of ESOP Stock represent
      % of Conrail's total voting securities.

     OWNERSHIP BY MANAGEMENT OF VOTING SECURITIES.  The following table sets
forth the beneficial ownership, as of October   , 1996, of Common Stock and ESOP
Stock of each director, each of the six most highly compensated executive officers of Conrail, and all directors and executive officers as a group. Unless otherwise indicated, each such person has sole voting and investment power with respect to such shares of Common Stock and sole voting power with respect to such shares of ESOP Stock. The Trustee holds sole investment power with respect
to all shares of ESOP Stock. As of October   , 1996, all Conrail directors and
officers as a group owned less than one percent (1%) of the aggregate outstanding Shares.

                          NAME OF                                        AMOUNT              PERCENT
                    INDIVIDUAL OR GROUP                            BENEFICIALLY OWNED       OF CLASS
                    -------------------                            ------------------       ---------
David M. Levan                                                            81,502(1)             *
     Chairman of the Board of Directors,
     President and Chief Executive Officer
H. Furlong Baldwin                                                         2,000                *
     Director
Claude S. Brinegar                                                         1,000                *
     Director
Daniel B. Burke                                                            2,000                *
     Director

                          NAME OF                                        AMOUNT              PERCENT
                    INDIVIDUAL OR GROUP                            BENEFICIALLY OWNED       OF CLASS
                    -------------------                            ------------------       ---------
Kathleen Foley Feldstein                                                     700                *
     Director
Roger S. Hilles                                                            2,362                *
     Director
E. Bradley Jones                                                           1,000                *
     Director
David B. Lewis                                                             1,200                *
     Director
John C. Marous                                                               800                *
     Director
Gail McGovern                                                                  0                *
     Director
Raymond T. Schuler                                                         7,833                *
     Director
David H. Swanson                                                             449                *
     Director
Bruce B. Wilson                                                           55,490(1)             *
     Senior Vice President--Law
Ronald J. Conway                                                          17,057(1)             *
     Senior Vice President--Operations
Timothy P. Dwyer                                                          18,826(1)             *
     Senior Vice President--Unit Trains Service Group
John P. Sammon                                                             7,250(1)             *
     Senior Vice President--CORE Service Group
George P. Turner                                                          26,405(1)             *
     Senior Vice President--Automotive Service Group
Executive Officers and Directors as a Group                                   433,252(2)        *

---------------
 *  Less than one percent.

(1) For Messrs. LeVan, Wilson, Conway, Dwyer, Sammon and Turner, respectively, includes options exercisable within 60 days to acquire 33,691, 42,905, 9,250, 12,375, 0 and 16,107 shares of Common Stock and 2,476, 2,416, 2,370,
    1,998, 2,031 and 2,040 shares of ESOP Stock allocated to the accounts of each of the named officers under the ESOP. Shares of ESOP Stock are convertible into shares of Common Stock at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of shares of ESOP Stock is deemed to be ownership of an equal number of shares of Common Stock.

(2) Includes (x) options exercisable within 60 days to acquire 235,116 shares of Common Stock and (y) 45,566 shares of ESOP Stock allocated to the accounts of individual officers under the ESOP. This number also includes shares held by all officers of Consolidated Rail Corporation.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholder proposals may, under the rules of the Securities and Exchange Commission, be submitted for inclusion in Conrail's proxy statement and form of proxy for the Annual Meeting of Shareholders currently scheduled for May 21, 1997, but must be received by Conrail not later than December 3, 1996. Proposals must be in writing and should be sent via registered, certified or express mail to: Secretary of the Corporation, Conrail Inc., 2001 Market Street, Two Commerce Square, Philadelphia, Pennsylvania 19101-1417. Shareholder proposals must also meet the applicable criteria set forth in Conrail's Amended and Restated By-laws in order to be considered at Conrail's 1997 Annual Meeting. A shareholder may request a copy of Conrail's Amended and Restated By-laws by writing to the Secretary of the Corporation at the address provided above.

October 26, 1996                          By Order of the Board of Directors

                                          /s/ James D. McGeehan
                                          --------------------------------------
                                          James D. McGeehan
                                          Corporate Secretary

PROXY
                                  CONRAIL INC.

                        PROXY SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS OF CONRAIL, INC. FOR THE
               SPECIAL MEETING OF SHAREHOLDERS, NOVEMBER 14, 1996

The undersigned hereby constitutes and appoints Kathleen F. Feldstein, David B. Lewis and John C. Marous, and each or any of them, as true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Special Meeting of Shareholders of Conrail to be held on Thursday, November 14, 1996, at 9:30 a.m., Eastern Standard Time,
at        , and at any adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choice by marking the appropriate box on the reverse side of this card. If you sign and return this card but do not mark any boxes, your shares of Common Stock will be voted in accordance with the Board of Directors' recommendations. The persons listed above cannot vote your shares of Common Stock unless you sign and return this card.


                                                                SEE REVERSE SIDE
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

         Please mark your vote as in this example:   {X}



                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made with respect to the voting of Common Stock, this Proxy will be voted FOR the proposal described below.

         The Board of Directors recommends a vote FOR:

                 The Proposal to approve an amendment to Conrail's Articles of Incorporation which would cause the provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, to no longer be applicable to Conrail, and to authorize the Board of Directors, in its discretion, to direct certain executive officers of Conrail to file or not file such Articles of Amendment if the Board determines such action to be in the best interests of Conrail.


                 FOR   { }           AGAINST   { }              ABSTAIN   { }


Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                   -----------------------------

                                                   -----------------------------
                                                   SIGNATURE(S)            DATE

                                                   -----------------------------
                                                   TITLE

FORM OF INSTRUCTION
                                  CONRAIL INC.

               CONSOLIDATED RAIL CORPORATION MATCHED SAVINGS PLAN
                              VOTING INSTRUCTIONS
                     TO: FIDELITY MANAGEMENT TRUST COMPANY

The undersigned hereby instructs the Trustee to vote (or cause to be voted) all shares of ESOP Stock and Common Stock of Conrail Inc. under the Plan at the Special Meeting of Shareholders to be held on Thursday, November 14, 1996, at 9:30 a.m., Eastern Standard Time, on the Proposal relating to, among other things, the amendment of the Articles of Incorporation of Conrail Inc., and on all other matters coming before said meeting.

You are encouraged to specify your choice by marking the appropriate box on the reverse side of this card. If the Trustee does not receive this Form of Instruction, marked to show your instructions to the Trustee, by TUESDAY, NOVEMBER 12, 1996, the shares of ESOP Stock and Common Stock allocated to your Plan account, together with a percentage of shares of ESOP Stock and Common Stock not allocated to any participant's account under the Plan, will be voted by the Trustee in the same proportion as those for which the Trustee received instructions from participants.



                                                                SEE REVERSE SIDE
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
         Please mark your instructions as in this example:   {X}



                     PLEASE MARK, SIGN, DATE AND RETURN THE
                              FORM OF INSTRUCTION
                      PROMPTLY USING THE ENCLOSED ENVELOPE

This Form of Instruction when properly executed will result in the Trustee voting your shares of ESOP Stock and Common Stock (or causing such shares to be voted) in the manner directed herein by the undersigned participant in the Plan. If no direction is made, the shares of ESOP Stock and Common Stock allocated to your Plan account, together with a percentage of shares of ESOP Stock and Common Stock not allocated to an account under the Plan, will be voted by the Trustee in the same proportion as those for which the Trustee received instructions from participants.

         The Board of Directors recommends a vote FOR:

                 The Proposal to approve an amendment to Conrail's Articles of Incorporation which would cause the provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, to no longer be applicable to Conrail, and to authorize the Board of Directors, in its discretion, to direct certain executive officers of Conrail to file or not file such Articles of Amendment if the Board determines such action to be in the best interests of Conrail.


                 FOR   { }             AGAINST  { }               ABSTAIN  { }


Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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